EXHIBIT 21.1

Company Subsidiaries

Subsidiaries of American Skiing Company, a Delaware corporation:

ASC Utah, a wholly-owned Maine corporation

ASC Leasing, Inc., a wholly-owned Maine corporation

Blunder Bay Development, Inc., a wholly-owned Maine corporation

Grand Summit Resort Hotel Sales, Inc., 80% owned Maine corporation

Sunday River Skiway Corporation, a wholly-owned Maine corporation

Sunday River, Ltd., a wholly-owned Maine corporation

L.B.O. Holding, Inc., a wholly-owned Maine corporation

S-K-I, Ltd., a wholly-owned Delaware corporation

American Skiing Company Resort Properties, Inc., a wholly-owned Maine corporation

Steamboat Ski and Resort Corporation, a wholly-owned Delaware corporation

Subsidiaries of ASC Utah:

Community Water Company, a wholly owned Utah corporation

The Canyons Golf Club, LLC, a Utah limited liability company

Subsidiaries of Steamboat Ski & Resort Corporation:

Walton Pond Apartments, Inc., a 90% owned Delaware corporation

Subsidiaries of S-K-I, Ltd.:

Killington, Ltd., a wholly-owned Vermont corporation

Sugarloaf Mountain Corporation, a wholly-owned Maine corporation

SKI Insurance Company, a wholly-owned Vermont corporation

Mount Snow, Ltd, a wholly-owned Vermont corporation

Pico Ski Area Management Company, a wholly-owned Vermont corporation

Subsidiaries of Killington, Ltd.:

Killington Restaurants, Inc., a wholly-owned Vermont corporation

SS Associates, LLC, a Vermont limited liability company

Subsidiaries of Sugarloaf Mountain Corporation:

Mountainside, a wholly-owned Maine corporation

Sugarloaf Land Partners I, a 10% owned Maine partnership

Sugarloaf Land Partners II, a 10% owned Maine partnership

Subsidiary of Mount Snow, Ltd.:

Dover Restaurants, Inc., a wholly-owned Vermont corporation

Subsidiary of Pico Ski Area Management Company:

Uplands Water Company, a 92.5% owned Vermont corporation

Subsidiaries of American Skiing Company Resort Properties, Inc.:

Grand Summit Resort Properties, Inc., a wholly-owned Maine corporation

The Canyons Resort Properties, Inc., a wholly-owned Maine corporation

Whisper Ridge, Inc. (fka Attitash Resort Properties, Inc.), a wholly-owned Maine corporation